Supplemental Financial & Operating Information THIRD QUARTER ENDED SEPTEMBER 30, 2017

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2017 Q3 2017 About Spirit Spirit Realty Capital, Inc., (NYSE: SRC) is a premier net-lease real estate investment trust (REIT) that primarily invests in high-quality, operationally essential retail real estate, subject to long-term net leases. Over the past decade, Spirit has become an industry leader and owner of income-producing, strategically located retail, industrial and office properties providing superior risk-adjusted returns and steady dividend growth for our shareholders. As of September 30, 2017, our diversified portfolio was composed of 2,511 properties, including properties securing mortgage loans. Our properties, with an aggregate gross leasable area of approximately 50 million square feet are leased to 421 tenants across 49 states and 30 industries. 2 CORPORATE OVERVIEW Corporate Headquarters 2727 N. Harwood St., Suite 300 Dallas, Texas 75201 Phone: 972-476-1900 www.spiritrealty.com Transfer Agent American Stock Transfer & Trust Company, LLC Phone: 866-703-9065 www.amstock.com Investor Relations (972) 476-1903 InvestorRelations@spirit realty.com

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2017 Q3 2017 TABLE OF CONTENTS 3 Portfolio and Financial Overview 4 Condensed Consolidated Statements of Operations 5 Funds and Adjusted Funds From Operations 6 Consolidated Balance Sheets 7 Capitalization and Debt Summary 8 Acquisition and Disposition Activity 12 Tenant / Industry / Portfolio Diversification 14 Same Store Performance 17 Occupancy 18 Lease Summary 19 Net Asset Value (NAV) Components 21 Analyst Coverage 22 Appendix: 23 Reporting Definitions and Explanations 24 Non-GAAP Reconciliations 28 Forward-Looking Statements and Risk Factors 29

PORTFOLIO AND FINANCIAL OVERVIEW

$ in thousands

Portfolio Data		
Total Real Estate Investments	$	8,021,812
Owned Properties		2,423
Properties Securing Mortgage Loans		88
Total Properties		**2,511**
Tenants		421
Industries		30
States		49
Occupancy		99.1%

Capitalization		
Equity Market Capitalization	$	3,907,063
Total Debt	$	3,937,485
Total Market Capitalization	$	7,844,548
Enterprise Value	$	7,736,257

Corporate Liquidity		
Cash and Cash Equivalents	$	11,947
Restricted Cash Balances Held for Benefit of Lenders	$	96,344
Availability Under Revolving Credit Facility	$	414,000
Availability Under Term Loan	$	—
Total	**$**	**522,291**

Financial Ratios	
Adjusted Debt / Enterprise Value	49.5%
Adjusted Debt / Annualized Adjusted EBITDA	6.5x
Fixed Charge Coverage Ratio	3.4x
Unencumbered Assets / Unsecured Debt	2.6x

	Top 10 Tenants	Properties	Percent of Contractual Rent
1	Specialty Retail Shops Holding Corp.	101	7.8%
2	AMC Entertainment, Inc. / Carmike Cinemas	18	2.6%
3	Walgreen Company	42	2.4%
4	Cajun Global, LLC	186	2.2%
5	Academy, LTD	6	1.9%
	Top 5 Total	**353**	**16.9%**
6	Alimentation Couche-Tard, Inc.	82	1.9%
7	AB Acquisition, LLC	23	1.7%
8	The Home Depot, Inc.	7	1.7%
9	CVS Caremark Corporation	36	1.5%
10	Carmax, Inc.	8	1.5%
	Top 10 Total	**509**	**25.2%**
	Portfolio Weighted Average Remaining Lease Term (Years)		**10.1**
	Top 10 Tenant Weighted Average Unit Level Rent Coverage		**2.5x**
	Top 10 Tenant Median Unit Level Rent Coverage		**2.2**

Unencumbered Assets	Properties		Real Estate Investment
Retail	1,216	$	4,184,683
Industrial	24		479,705
Office	26		211,594
Total	**1,266**	**$**	**4,875,982**

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q3 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2017 4

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2017 Q3 2017 (Unaudited) Three Months Ended September 30, Nine Months Ended September 30, 2017 2016 2017 2016 Revenues Rentals $ 159,799 $ 161,765 $ 479,506 $ 484,090 Interest income on loans receivable 1,003 1,042 2,769 4,326 Earned income from direct financing leases 483 660 1,613 2,082 Tenant reimbursement income 4,691 3,469 13,136 10,493 Other income 3,574 5,572 6,583 11,600 Total revenues 169,550 172,508 503,607 512,591 Expenses General and administrative (G&A) (1) 13,712 15,112 49,992 40,611 Restructuring charges — 3,264 — 5,726 Transaction costs 2,660 — 3,145 — Property costs 8,080 6,916 26,763 20,854 Real estate acquisition costs 196 1,056 773 2,092 Interest 48,680 47,653 142,129 149,842 Depreciation and amortization 63,673 65,300 192,887 194,227 Impairments 37,737 15,407 88,109 41,396 Total expenses 174,738 154,708 503,798 454,748 (Loss) income before other income (expense) and income tax benefit (expense) (5,188) 17,800 (191) 57,843 Gain (loss) on debt extinguishment 1,792 (8,349) 1,770 326 (Loss) income before income tax benefit (expense) (3,396) 9,451 1,579 58,169 Income tax benefit (expense) 11 (12) (419) (932) (Loss) income from before gain on disposition of assets (3,385) 9,439 1,160 57,237 Gain on disposition of assets 8,707 17,960 40,197 39,221 Net income attributable to common stockholders $ 5,322 $ 27,399 $ 41,357 $ 96,458 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS $ in thousands 5 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. (1) Nine months ended September 30, 2017, includes $11.1 million in severance related costs.

SPIRIT REALTY

FUNDS AND ADJUSTED FUNDS FROM OPERATIONS (FFO/AFFO)

$ in thousands, except per share amounts

(Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,	
	2017	2016	2017	2016
Net income attributable to common stockholders [1] [2]	$ 5,322	$ 27,399	$ 41,357	$ 96,458
Portfolio depreciation and amortization	63,530	65,155	192,465	193,892
Portfolio impairments	37,737	15,384	88,109	41,693
Realized gain on sales of real estate	(8,707)	(17,960)	(40,197)	(39,221)
Funds from operations	**$ 97,882**	**$ 89,978**	**$ 281,734**	**$ 292,822**
(Gain) loss on debt extinguishment	(1,792)	8,349	(1,770)	(326)
Restructuring charges	—	3,264	—	5,726
Other costs in G&A associated with headquarters relocation	—	1,501	—	3,442
Transaction costs	2,660	—	3,145	—
Real estate acquisition costs	196	1,056	773	2,092
Non-cash interest expense	5,810	4,178	16,937	10,144
Accrued interest and fees on defaulted loans	1,344	853	2,917	3,951
Swap termination costs (included in G&A)	—	—	—	1,724
Straight-line rent, net of related bad debt expense [4]	(3,217)	(3,246)	(13,427)	(14,097)
Other amortization and non-cash charges	(743)	(954)	(2,447)	(2,058)
Non-cash compensation expense [1]	2,339	3,399	13,778	7,189
Adjusted funds from operations	**$ 104,479**	**$ 108,378**	**$ 301,640**	**$ 310,609**
Dividends declared to common stockholders	$ 82,062	$ 84,606	$ 251,606	$ 246,151
Net income per share of common stock				
Basic [3]	$ 0.01	$ 0.06	$ 0.09	$ 0.21
Diluted [3]	$ 0.01	$ 0.06	$ 0.09	$ 0.21
FFO per share of common stock				
Diluted [3]	$ 0.21	$ 0.19	$ 0.59	$ 0.64
AFFO per share of common stock				
Diluted [3]	$ 0.23	$ 0.22	$ 0.64	$ 0.68
Weighted average shares of common stock outstanding:				
Basic	456,671,617	479,554,362	472,698,692	457,263,526
Diluted	456,671,617	480,598,610	472,698,692	457,301,623

(1) Nine months ended September 30, 2017, includes $11.1 million of severance related costs, comprising $4.2 million of cash compensation and $6.9 million of non-cash compensation related to the acceleration of Restricted Stock and Performance Share Awards.

(2) For the nine months ended September 30, 2016, net income attributable to common stockholders includes compensation for lost rent received from the Haggen Holdings, LLC settlement for 6 rejected stores as follows (in millions):

Contractual rent from date of rejection through either sale or September 30, 2016	$ 1.3
Three month of prepaid rent for the 3 stores subsequently sold	0.5
Total included in AFFO	$ 1.8

(3) For the three months ended September 30, 2017 and 2016, dividends paid to unvested restricted stockholders of $0.3 million and $0.2 million, respectively, are deducted from Net Income, FFO and AFFO attributable to common stockholders in the computation of per share amounts.

(4) Straight-line bad debt expense totaled $2.4 million and $4.7 million for the three and nine months ended September 30, 2017, respectively.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q3 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2017 6

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2017 Q3 2017 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. 7 (Unaudited) September 30, December 31, 2017 2016 Assets: Real estate investments: Land and improvements $ 2,600,873 $ 2,704,010 Buildings and improvements 4,702,828 4,775,221 Total real estate investments 7,303,701 7,479,231 Less: accumulated depreciation (1,018,544) (940,005) 6,285,157 6,539,226 Loans receivable, net 76,821 66,578 Intangible lease assets, net 429,857 470,276 Real estate assets under direct financing leases, net 24,883 36,005 Real estate assets held for sale, net 133,382 160,570 Net investments 6,950,100 7,272,655 Cash and cash equivalents 11,947 10,059 Deferred costs and other assets, net 218,400 140,917 Goodwill 254,340 254,340 Total Assets $ 7,434,787 $ 7,677,971 Liabilities and Stockholders' Equity Liabilities: Revolving Credit Facility $ 386,000 $ 86,000 Term Loan, net 419,091 418,471 Senior Unsecured Notes, net 295,242 295,112 Mortgages and notes payable, net 2,050,302 2,162,403 Convertible Notes, net 712,510 702,642 Total debt, net 3,863,145 3,664,628 Intangible lease liabilities, net 162,619 182,320 Accounts payable, accrued expenses and other liabilities 149,858 148,915 Total liabilities 4,175,622 3,995,863 Stockholders' equity: Common stock, $0.01 par value, 750,000,000 shares authorized: 455,900,032 and 483,624,120 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively. 4,559 4,836 Capital in excess of par value 5,190,849 5,177,086 Accumulated deficit (1,936,243) (1,499,814) Total stockholders' equity 3,259,165 3,682,108 Total Liabilities and Stockholders' Equity $ 7,434,787 $ 7,677,971 CONSOLIDATED BALANCE SHEETS $ in thousands, except per share amounts

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2017 Q3 2017 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Enterprise Value $7,736 Million $9,000 $8,000 $7,000 $6,000 $5,000 $4,000 $3,000 $2,000 $1,000 $0 -$1,000 8 Equity Shares Outstanding 455,900,032 Share Price $ 8.57 Equity Market Capitalization $ 3,907,063 Debt PrincipalBalance Revolving Credit Facility $ 386,000 Term Loan 420,000 Senior Unsecured Notes 300,000 Convertible Notes 747,500 Master Trust Notes 1,657,402 CMBS 426,583 Total Debt $ 3,937,485 CAPITALIZATION $ in thousands (unless otherwise stated), except per share data Enterprise Value Total Market Capitalization $ 7,844,548 Less: Cash and Cash Equivalents $ (11,947) Less: Restricted Cash Balances Held for Benefit of Lenders $ (96,344) Enterprise Value $ 7,736,257 ($ in millions) CMBS $ 427 Master Trust Notes $ 1,657 Convertible Notes / Revolving Credit Facility / Term Loan / Senior Unsecured Notes $ 1,854 Equity $ 3,907 Master Trust Release and 1031 Accounts $ (96) Cash $ (12) Debt Type Unsecured 47% Secured 53% Fixed/Floating Rate Debt Floating 20% Fixed 80%

SPIRIT REALTY

DEBT SUMMARY

$ in thousands

	Unsecured Debt[1]								Secured Debt[1]				Total	
	Revolving Credit Facility		Term Loan		Senior Unsecured Notes		Convertible Notes		Master Trust Notes		CMBS		Total	
Year of Maturity	Amount	Weighted Avg. Stated Int. Rate	Amount	Weighted Avg. Stated Int. Rate	Amount	Weighted Avg. Stated Int. Rate	Amount	Weighted Avg. Stated Int. Rate	Amount	Weighted Avg. Stated Int. Rate	Amount	Weighted Avg. Stated Int. Rate	Amount	Weighted Avg. Stated Int. Rate
2017 Remainder	$ —		$ —		$ —		$ —		$ —		$ 102,801	8.17%	$ 102,801	8.17%
2018	—		420,000	2.59%	—		—		125,000	3.89%	44,550	4.21%	589,550	2.99%
2019	386,000	2.49%	—		—		402,500	2.88%	—		10,000	4.61%	798,500	2.71%
2020	—		—		—		—		448,441	4.71%	—		448,441	4.71%
2021	—		—		—		345,000	3.75%	223,604	5.76%	—		568,604	4.54%
2022	—		—		—		—		311,459	5.74%	42,400	4.67%	353,859	5.61%
2023	—		—		—		—		188,898	5.27%	219,565	5.47%	408,463	5.37%
2024	—		—		—		—		—		—		—	
2025	—		—		—		—		—		1,228	6.00%	1,228	6.00%
2026	—		—		300,000	4.45%	—		—		—		300,000	4.45%
Thereafter	—		—		—		—		360,000	4.63%	6,039	5.80%	366,039	4.65%
Total Debt	**$ 386,000**		**$ 420,000**		**$ 300,000**		**$ 747,500**		**$ 1,657,402**		**$ 426,583**		**$3,937,485**	
(Discounts) Premiums, Net	—		—		(1,699)		(26,153)		(15,613)		138		(43,327)	
Deferred Financing Costs, Net[3]	—		(909)		(3,059)		(8,837)		(14,050)		(4,158)		(31,013)	
Total Debt, Net	**$ 386,000**		**$ 419,091**		**$ 295,242**		**$ 712,510**		**$ 1,627,739**		**$ 422,563**		**$3,863,145**	
Weighted Avg. Stated Int. Rate		2.49%		2.59%		4.45%		3.28%		5.03%		5.89%		4.24%
Weighted Avg. Maturity in Years	1.5		1.1		9.0		2.5		5.5		3.9		4.2	
Number of Owned and Financed Properties Securing Debt	—		—		—		—		1,110		121		1,231	

(1) Amounts are aggregated by outstanding principal balance of debt by maturity without giving effect to scheduled amortization. A significant portion of our secured debt is partially amortizing and requires a balloon payment at maturity.
(2) Interest rates include the default interest rates for six separate fixed rate CMBS loans totaling $62.9 million, including $11.8 million of capitalized interest, that are in default due to underperformance of the eight properties that secure them. The weighted average stated interest rate for these defaulted loans is 8.30%. If the defaulted loans were excluded, the weighted average stated interest rate for 2017 CMBS maturities would be 6.52%, the weighted average stated interest rate for all CMBS maturities would be 5.32% and the weighted average stated interest rate for all debt maturities would be 4.16%.
(3) Excludes deferred financing costs incurred in connection with the Revolving Credit Facility, which are reported in Deferred costs and other assets, net in the consolidated balance sheet.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q3 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2017 9

SPIRIT REALTY

DEBT MATURITIES BY QUARTER

$ in thousands

Year of Maturity [(1)]	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total	Weighted Avg. Stated Int. Rate [(2)]
2017 Remainder	$ —	$ —	$ —	102,801 [(3)]	$ 102,801	8.17%
2018	24,800	—	—	564,750 [(4)]	589,550	2.99%
2019	396,000 [(5)]	402,500	—	—	798,500	2.71%
2020	150,000	45,141	253,300	—	448,441	4.71%
2021	223,604	345,000	—	—	568,604	4.54%
Thereafter	671,459	—	540,004	218,126	1,429,589	5.05%
Total Debt	**$ 1,465,863**	**$ 792,641**	**$ 793,304**	**$ 885,677**	**$ 3,937,485**	**4.24%**


Albertsons

(1) Amounts are aggregated by outstanding principal balance of debt by maturity without giving effect to scheduled amortization. A significant portion of our secured debt is partially amortizing and requires a balloon payment at maturity.

(2) Interest rates include the default interest rate for six separate fixed rate CMBS loans which are in default. If the defaulted loans were excluded, the 2017 weighted average stated interest rate would be 6.52% and the total weighted average stated interest rate for all maturities would be 4.16%.

(3) The fourth quarter of 2017 includes $62.9 million (including $11.8 million of capitalized interest), for the acceleration of principal payable following an event of default under the six CMBS fixed-rate loans with stated maturities in 2017.

(4) The fourth quarter of 2018 includes a $420 million unsecured Term Loan that is extendible at borrower's option pursuant to two one-year extension options.

(5) The first quarter of 2019 includes $386 million in balances related to our Revolving Credit Facility that is extendible at borrower's option pursuant to a one-year extension option.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q3 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2017 10

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2017 Q3 2017 SENIOR UNSECURED NOTES COVENANT COMPLIANCE Covenant Requirement September 30, 2017 Total Debt to Total Assets < 60% 46.6% Total Secured Debt to Total Assets < 40% 25% Fixed Charge Coverage > 1.5x 3.4x Total Unencumbered Assets to Total Unsecured Debt > 1.5x 2.6x Credit Ratings Fitch Ratings (stable) BBB- Moody's Ratings Services (negative) Baa3 Standard & Poor's Rating Services (stable) BBB- Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. 11

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2017 Q3 2017 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. ACQUISITION ACTIVITY $ in thousands 12 Q3 2017 % of Gross Investment Number of Transactions Number of Properties Gross Investment Annualized Rents Total Square Feet Initial Cash Yield Economic Yield Wtd. Avg. Lease Term (Years) New Tenants 63.4% 1 2 $ 46,543 $ 5,137 395,358 11.04% 11.77% 6.3 Existing Tenants 36.6% 2 2 26,850 2,007 94,458 7.48% 7.96% 15.1 Total/Weighted Average 100.0% 3 4 $ 73,393 $ 7,144 489,816 9.73% 10.37% 7.9 By Asset Type: Retail 36.6% 2 2 $ 26,850 $ 2,007 94,458 7.48% 7.96% 15.1 Office 63.4% 1 2 46,543 5,137 395,358 11.04% 11.77% 6.3 Total/Weighted Average 100.0% 3 4 $ 73,393 $ 7,144 489,816 9.73% 10.37% 7.9 Of Our Q3 2017 Gross Investment of $73.4 Million: 84.9% Sale-Leaseback Transactions 11.6% Master Leases YTD 2017 % of Gross Investment Number of Transactions Number of Properties Gross Investment Annualized Rents Total Square Feet Initial Cash Yield Economic Yield Wtd. Avg. Lease Term (Years) New Tenants 30.2% 9 17 $ 94,913 $ 8,701 706,913 9.17% 10.06% 11.0 Existing Tenants 69.8% 16 22 219,244 15,480 1,006,774 7.06% 7.67% 12.7 Total/Weighted Average 100.0% 25 39 $ 314,157 $ 24,181 1,713,687 7.70% 8.39% 12.0 By Asset Type: Retail 65.1% 22 35 $ 204,723 $ 14,787 904,099 7.22% 7.69% 14.0 Industrial 13.3% 1 1 41,671 2,936 303,485 7.05% 7.23% 14.0 Office 21.6% 2 3 67,763 6,458 506,103 9.53% 11.21% 7.2 Total/Weighted Average 100.0% 25 39 $ 314,157 $ 24,181 1,713,687 7.70% 8.39% 12.0 Of Our YTD 2017 Gross Investment of $314.2 Million: 51.1% Sale-Leaseback Transactions 17.1% Master Leases

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2017 Q3 2017 Q3 2017 % of R/E Investment Number of Properties Real Estate Investment Gross Sales Price Capitalization Rate (1) Wtd. Avg. Remaining Lease Term (Yrs) Occupied 60.0% 14 $77,906 $77,307 7.12% 10.6 Vacant 40.0% 42 52,018 46,839 — — Total/Weighted Average 100.0% 56 $ 129,924 $ 124,146 7.12% 10.6 By Asset Type: Retail 93.7% 54 $121,716 $120,247 7.12% 10.6 Industrial 6.3% 2 8,208 3,899 — — Total/Weighted Average 100.0% 56 $ 129,924 $ 124,146 7.12% 10.6 YTD 2017 % of R/E Investment Number of Properties Real Estate Investment Gross Sales Price Capitalization Rate (1) Wtd. Avg. Remaining Lease Term (Yrs) Occupied 61.9% 65 $251,438 $267,935 7.39% 10.7 Vacant 38.1% 96 154,787 138,437 — — Total/Weighted Average 100.0% 161 $ 406,225 $ 406,372 7.39% 10.7 By Asset Type: Retail 92.2% 152 $374,559 $379,271 7.32% 11.0 Industrial 4.0% 5 16,219 12,556 9.92% 1.1 Office 3.8% 4 15,447 14,545 7.39% 10.2 Total/Weighted Average 100.0% 161 $ 406,225 $ 406,372 7.39% 10.7 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. DISPOSITION ACTIVITY $ in thousands (1) Capitalization rates are calculated based solely on income producing properties. 13

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2017 Q3 2017 TENANT DIVERSIFICATION – TOP 20 14 Tenant Number of Properties Total Square Feet (in thousands) Percent of Contractual Rent 1 Shopko (Specialty Retail Shops Holding Corp.) 101 6,812 7.8% 2 AMC Entertainment, Inc. / Carmike Cinemas 18 917 2.6% 3 Walgreen Company 42 622 2.4% 4 Church's Chicken (Cajun Global, LLC) 186 264 2.2% 5 Academy Sports + Outdoors (Academy, LTD ) 6 1,805 1.9% 6 Circle K (Alimentation Couche-Tard, Inc.) 82 248 1.9% 7 Albertsons (AB Acquisition, LLC) 23 1,030 1.7% 8 The Home Depot, Inc. 7 821 1.7% 9 CVS Caremark Corporation 36 405 1.5% 10 Carmax, Inc. 8 356 1.5% 11 Regal Entertainment Group 15 656 1.5% 12 FedEx Corporation 6 690 1.4% 13 GPM Investments, LLC 105 272 1.4% 14 Car Wash Partners, Inc. 23 162 1.2% 15 Goodrich Quality Theaters 5 245 1.1% 16 Universal Pool Co., Inc. 14 543 1.1% 17 Ferguson Enterprises, Inc. 7 1,003 1.0% 18 Rite Aid Corp 23 274 1.0% 19 PetSmart, Inc. 6 1,016 1.0% 20 Dollar General Corporation 63 648 1.0% Other 1,626 28,610 63.1% Vacant 21 1,763 — Total 2,423 49,162 100.0% Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2017 Q3 2017 INDUSTRY DIVERSIFICATION Industry Concentration: Percent of Contractual Rent Traditional Retail 33.4% Service 59.2% Industrial 5.8% Other 1.6% Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. 15 Industry Sub Industry Number of Owned Properties Total Square Feet (in thousands) Percent of Contractual Rent Traditional Retail General Merchandise 139 8,191 9.4% Service Restaurants - Casual Dining 306 1,830 8.6% Service Restaurants - Quick Service 586 1,364 8.1% Service Movie Theaters 62 3,115 7.4% Service Convenience Stores 318 1,026 7.0% Traditional Retail Grocery 64 3,094 5.2% Service Drug Stores / Pharmacies 102 1,437 4.9% Service Medical / Other Office 120 1,268 4.8% Service Health and Fitness 44 1,775 4.1% Traditional Retail Sporting Goods 18 2,547 3.4% Traditional Retail Specialty Retail 42 2,175 3.3% Service Entertainment 26 1,199 3.1% Traditional Retail Home Improvement 15 1,681 2.7% Service Education 55 821 2.7% Service Automotive Services 128 748 2.5% Traditional Retail Home Furnishings 26 1,638 2.4% Industrial Building Materials 61 2,169 2.3% Service Automotive Dealers 23 665 2.3% Traditional Retail Apparel 13 1,996 2.2% Industrial Distribution 12 1,239 2.1% Service Car Washes 41 231 1.9% Other Other 6 978 1.6% Industrial Manufacturing 17 2,289 1.4% Traditional Retail Automotive Parts 61 523 1.2% Traditional Retail Dollar Stores 77 788 1.2% Traditional Retail Wholesale Clubs 5 512 1.1% Service Pet Supplies & Service 6 1,016 1.0% Service Financial Services 4 342 0.8% Traditional Retail Office Supplies 18 488 0.8% Traditional Retail Consumer Electronics 7 254 0.5% Vacant 21 1,763 — Total 2,423 49,162 100.0%

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2017 Q3 2017 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. PORTFOLIO DIVERSIFICATION Over $8 billion in real estate investments solely focused on U.S. markets 16 % of Contractual Rent Texas 11.9% Wisconsin 3.9% North Carolina 2.4% Kansas 1.6% Massachusetts 1.2% New Hampshire 0.8% West Virginia 0.6% Wyoming 0.2% Georgia 6.0% Minnesota 3.5% Alabama 2.2% Oklahoma 1.5% Iowa 1.1% Maryland 0.7% Utah 0.5% Alaska 0.1% Florida 5.7% Arizona 3.0% Pennsylvania 2.0% Kentucky 1.5% New Jersey 1.1% Louisiana 0.7% Nebraska 0.4% U.S. V.I. 0.1% Illinois 5.7% Tennessee 3.0% Virginia 2.0% Nevada 1.3% Oregon 1.0% South Dakota 0.7% North Dakota 0.4% Delaware —% Ohio 5.2% Missouri 2.9% Colorado 1.9% Arkansas 1.3% Idaho 1.0% Montana 0.6% Maine 0.4% Vermont —% California 4.3% Indiana 2.8% New York 1.7% Washington 1.2% Mississippi 0.9% Connecticut 0.6% Rhode Island 0.3% Hawaii —% Michigan 3.9% South Carolina 2.5% New Mexico 1.7% Asset Diversification Retail 84% Industrial 9% Office 7% % of Contractual Rent 0%–1% 1%–2% 2%–3% 3%–4% 4%–5% > 5%

SAME STORE PERFORMANCE

$ in thousands

Same Store Results	
Number of Properties	2,161
Total Square Feet (in thousands)	39,275
Cash Rents Received *(excludes accrued percentage rents)*	
Q3 2017	$ 130,671
Q3 2016	$ 129,073
Increase (in dollars)	$ 1,598
Increase (percent)	1.2%

Same Store Pool Defined

For purposes of determining the same store rent property pool from which we measure same store rent changes, we include all properties owned throughout the measurement period in both the current and prior year, excluding multi-tenant properties and any properties that were vacant or relet at any point during the measurement period.



LA FITNESS

Industry	Cash Rents Received for the Quarter ended September 30, 2017	2016	Net Change	% Change by Industry Type	% of Total Industry Contribution	% Change from Prior Year
Movie Theaters	$ 9,819	$ 9,218	$ 601	6.5 %	7.5%	0.5%
Restaurants - Casual Dining	11,638	11,490	148	1.3 %	8.9%	0.1%
Consumer Electronics	754	589	165	28.0 %	0.6%	0.1%
General Merchandise	13,473	13,345	128	1.0 %	10.3%	0.1%
Convenience Stores	8,694	8,574	120	1.4 %	6.7%	0.1%
Home Furnishings	3,265	3,166	99	3.1 %	2.5%	0.1%
Education	3,793	3,876	(83)	(2.1)%	2.9%	(0.1)%
Entertainment	3,944	4,022	(78)	(1.9)%	3.0%	(0.1)%
Remaining Industries	75,291	74,793	498	0.7 %	57.6%	0.4%
Total	**$ 130,671**	**$ 129,073**	**$ 1,598**	**1.2 %**	**100.0%**	**1.2%**

Asset Type	Cash Rents Received for the Quarter ended September 30, 2017	2016	Net Change	% Change by Industry Type	% of Total Industry Contribution	% Change from Prior Year
Retail	$ 111,918	$ 110,505	$ 1,413	1.3%	85.6%	1.1%
Industrial	11,194	11,118	76	0.7%	8.6%	0.1%
Office	7,559	7,450	109	1.5%	5.8%	0.1%
Total	**$ 130,671**	**$ 129,073**	**$ 1,598**	**1.2%**	**100.0%**	**1.2%**

Note: Same store performance represents the period-to-period change in contractual rent and percentage rents received, net of reserves for properties included within the defined pool.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q3 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2017 17

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2017 Q3 2017 OCCUPANCY 18 By Property Occupied 2,402 Vacant 21 Total Owned Properties 2,423 Occupancy Rate 99.1% Change in Vacant Properties Vacant Properties at December 31, 2016 46 Additions 76 Dispositions/Relets (101) Vacant Properties at September 30, 2017 21 Historical Occupancy Rates 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0% Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 Q4-15 Q1-16 Q2-16 Q3-16 Q4-16 Q1-17 Q2-17 Q3-17 98.7% 98.2% 98.4% 98.3% 98.7% 98.5% 98.6% 98.7% 98.3% 98.4% 98.2% 97.7% 97.9% 99.1% Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2017 Q3 2017 LEASE STRUCTURE AND EXPIRATIONS $ in thousands Lease Expirations as a Percent of Contractual Rent 2017 Remainder 2018 2019 2020 2021 2022 2023 2024 2025 2026 Thereafter 1.4% 3.7% 3.2% 3.1% 7.3% 5.3% 5.1% 3.7% 5.9% 7.2% 54.1% 19   Year Number of Owned Properties Total Square Feet (in thousands) Contractual Rent Annualized (1) 2017 Remainder 29 1,013 $ 8,230 2018 72 1,824 22,295 2019 103 1,758 19,193 2020 73 1,508 18,966 2021 186 3,861 44,525 2022 116 2,849 32,015 2023 107 3,330 31,318 2024 57 1,369 22,306 2025 77 2,078 35,704 2026 192 3,945 43,940 Thereafter 1,390 23,864 330,082 Vacant 21 1,763 — Totals 2,423 49,162 $ 608,574 Based on Contractual Rent: 89% of our leases (excluding those on multi-tenant properties) provide for periodic escalations, 44% of our leases are under Master Lease structures, 82% of our tenants are under Triple Net Leases and 95% of tenants report financial information. Lease Escalations as a Percent of Contractual Rent (Excludes Multi-Tenant Properties) Contractual Fixed Increases 53% Flat 11% CPI-Related 36% (1) Contractual Rent multiplied by twelve. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2017 Q3 2017 LEASE ACTIVITY 20 Q3 2017 Renewals with an existing tenant Relet to a new tenant after a period of vacancy Relet to a new tenant with no period of vacancy Re-leasing Totals Prior Monthly Contractual Rent 65,389 66,662 528,071 660,122 New Monthly Contractual Rent 67,550 44,418 420,141 532,109 Recapture Rate 103.3% 66.6% 79.6% 80.6% Number of Leases 5 3 2 10 Average Months Vacant 3.4 Additional Invested Capital — 450,000 8,000,000 8,450,000 Incremental Yield —% 5.48% Renewed Did not renew Expiring Leases in Q3 2017 83.3% 16.7% YTD 2017 Renewals with an existing tenant Relet to a new tenant after a period of vacancy Relet to a new tenant with no period of vacancy Re-leasing Totals Prior Monthly Contractual Rent 519,318 96,024 528,071 1,143,413 New Monthly Contractual Rent 525,849 62,951 420,141 1,008,941 Recapture Rate 101.3% 65.6% 79.6% 88.2% Number of Leases 31 5 2 38 Average Months Vacant 6.7 Additional Invested Capital — 450,000 8,000,000 8,450,000 Incremental Yield —% 5.48%

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2017 Q3 2017 (1) Includes five direct financing lease properties with a Real Estate Investment value of $24.9 million. Annualized Cash Rents include the tenants' current cash obligations of $1.9 million for the lease of these properties. (2) Represents Real Estate Investment value net of accumulated depreciation as of September 30, 2017. (3) Includes 3 properties that are held for sale with a net book value of $15.5 million. (4) Includes six vacant properties (none of which were held for sale) and two active properties that are held for sale with a net book value of $2.9 million. These eight properties were acquired between 2006 and 2013. (5) Includes $82.8 million in dividends payable. (6) Includes $62.9 million (including $11.8 million of capitalized interest) of outstanding principal payable under six fixed rate CMBS loans that are in default due to the underperformance of the eight properties that secure them with a net book value of $29.3 million. Net Book Value Tangible Assets Cash and Cash Equivalents $ 11,947 Restricted Cash 96,344 Accounts Receivable, Prepaid Assets, and Other Tangible Assets, Net 24,138 Total Other Assets $ 132,429 21 Owned Real Estate Portfolio Number of Properties Real Estate Investment Net Book Value (2) Annualized Cash Rents Wtd. Avg. Lease Term (Years) Retail (1) 2,182 $ 6,542,018 $ 5,497,831 $ 497,177 10.3 Office 116 507,820 446,537 42,653 8.6 Industrial 68 665,372 555,509 53,121 8.4 Leased Real Estate Properties Held For Sale, Net 34 122,975 115,351 10,423 N/M Vacant Properties (3) 15 73,267 66,110 — N/A Properties under Defaulted Loans (4) 8 33,539 29,322 1,536 N/A Total Owned Real Estate Portfolio 2,423 $ 7,944,991 $ 6,710,660 $ 604,910 10.1 Wtd. Avg. Stated Int. Rate Wtd. Avg. Maturity (Years) Principal Balance Outstanding Revolving Credit Facility 2.49% 1.5 $ 386,000 Term Loan 2.59% 1.1 $ 420,000 Senior Unsecured Notes 4.45% 9.0 $ 300,000 Master Trust Notes 5.03% 5.5 $ 1,657,402 CMBS Notes (6) 5.89% 3.9 $ 426,583 Convertible Notes 3.28% 2.5 $ 747,500 Total Debt 4.24% 4.2 $ 3,937,485 NET ASSET VALUE (NAV) COMPONENTS $ in thousands Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Net Book Value Other Liabilities Accounts Payable, Accrued Expenses, and Other Tangible Liabilities (5) $ 149,858 Total Other Liabilities $ 149,858 Number of Properties Wtd. Avg. Stated Int. Rate Wtd. Avg. Maturity (Years) Principal Balance Outstanding Total Loans Receivable 88 8.62% 3.1 $ 67,725 Shares Outstanding Common Stock 455,900,032

SPIRIT REALTY

ANALYST COVERAGE

BofA Merrill Lynch	Joshua Dennerlein	joshua.dennerlein@baml.com	646.855.1681
BTIG	Michael Gorman	mgorman@btig.com	212.738.6138
Capital One Securities	Chris Lucas	christopher.lucas@capitalone.com	571.633.8151
Deutsche Bank	Vincent Chao	vincent.chao@db.com	212.250.6799
	Shivani Sood	shivani.sood@db.com	212.250.4617
FBR Capital Markets & Co.	David Corak	dcorak@fbr.com	703.312.1610
	Matt Boone	mboone@fbr.com	703.312.1848
Green Street Advisors	Michael Knott	mknott@greenstreetadvisors.com	949.640.8780
	Andrew Suh	asuh@greenstreetadvisors.com	949.640.8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	646.840.3217
	Venkat Kommineni	vkommineni@janney.com	646.840.3219
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	212.622.6682
Ladenburg Thalman & Co.	Dan Donlan	ddonlan@ladenburg.com	212.409.2056
	John Massocca	jmassocca@ladenburg.com	212.409.2543
Mizuho Securities	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	212.205.7860
	Jieren Huang	jieren.huang@us.mizuho-sc.com	212.205.7862
Morgan Stanley	Vikram Malhotra	vikram.malhotra@morganstanley.com	212.761.7064
	Kevin Egan	kevin.egan@morganstanley.com	212.761.5028
Raymond James	Collin Mings	collin.mings@raymondjames.com	727.567.2585
	Marnie Georges	marnie.georges@raymondjames.com	727.567.2538
RBC Capital Markets	Michael Carroll	michael.carroll@rbccm.com	440.715.2649
	Brian Hawthorne	brian.hawthorne@rbccm.com	440.715.2653
RW Baird	RJ Milligan	rjmilligan@rwbaird.com	813.273.8252
	Will Harman	wharman@rwbaird.com	414.298.2337
Sandler O'Neill & Partners, LP	Alex Goldfarb	agoldfarb@sandleroneill.com	212.466.7937
	Daniel Santos	dsantos@sandleroneill.com	212.466.7927
Sun Trust Robinson Humphrey	Ki Bin Kim	kibin.kim@suntrust.com	212.303.4124
	Ian Gaule	ian.gaule@suntrust.com	212.590.0948
UBS	Frank Lee	frank-a.lee@ubs.com	415.352.5679
	Nick Yulico	nick.yulico@ubs.com	212.713.3402

The aforementioned security analysts currently provide opinions, estimates and forecasts, which are their own and are not promoted or endorsed by Spirit or its management team. Therefore, their opinions, estimates or forecasts are their own and should not be interpreted as Spirit's opinions, estimates or forecasts. Any reference or distribution by Spirit expressly disclaims any endorsement of or concurrent with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Q3 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2017 22

APPENDIX 23

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2017 Q3 2017 REPORTING DEFINITIONS AND EXPLANATIONS 24 Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding real estate-related depreciation and amortization, impairment charges and net (gains) losses from property dispositions. FFO is a supplemental non-GAAP financial measure. We use FFO as a supplemental performance measure because we believe that FFO is beneficial to investors as a starting point in measuring our operational performance. Specifically, in excluding real estate-related depreciation and amortization, gains and losses from property dispositions and impairment charges, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other equity REITs. However, because FFO excludes depreciation and amortization and does not capture the changes in the value of our properties that result from use or market conditions, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. In addition, other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income (loss) attributable to common stockholders as a measure of our performance. AFFO is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. We adjust FFO to eliminate the impact of certain items that we believe are not indicative of our core operating performance, including restructuring and divestiture costs, other G&A costs associated with relocation of the Company's headquarters, transactions costs associated with our proposed spin- off, default interest and fees on non-recourse mortgage indebtedness, debt extinguishment gains (losses), transaction costs incurred in connection with the acquisition of real estate investments subject to existing leases and certain non-cash items. These certain non-cash items include non-cash revenues (comprised of straight-line rents, amortization of above and below market rent on our leases, amortization of lease incentives, amortization of net premium (discount) on loans receivable, provision for bad debts and amortization of capitalized lease transaction costs), non-cash interest expense (comprised of amortization of deferred financing costs and amortization of net debt discount/premium) and non-cash compensation expense (stock-based compensation expense). In addition, other equity REITs may not calculate AFFO as we do, and, accordingly, our AFFO may not be comparable to such other equity REITs’ AFFO. AFFO does not represent cash generated from operating activities determined in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income (determined in accordance with GAAP) as a performance measure. Adjusted EBITDA represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to include other adjustments to GAAP net income (loss) attributable to common stockholders for real estate acquisition costs, impairment losses, gains/losses from the sale of real estate and debt transactions and other items that we do not consider to be indicative of our on-going operating performance. We focus our business plans to enable us to sustain increasing shareholder value. Accordingly, we believe that excluding these items, which are not key drivers of our investment decisions and may cause short-term fluctuations in net income, provides a useful supplemental measure to investors and analysts in assessing the net earnings contribution of our real estate portfolio. Because these measures do not represent net income (loss) that is computed in accordance with GAAP, they should not be considered alternatives to net income (loss) or as an indicator of financial performance. A reconciliation of net income (loss) attributable to common stockholders (computed in accordance with GAAP) to EBITDA and Adjusted EBITDA is included in the Appendix found at the end of this presentation.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2017 Q3 2017 REPORTING DEFINITIONS AND EXPLANATIONS 25 Annualized Adjusted EBITDA is calculated by multiplying Adjusted EBITDA of a quarter by four. Our computation of Adjusted EBITDA and Annualized Adjusted EBITDA may differ from the methodology used by other equity REITs to calculate these measures and, therefore, may not be comparable to such other REITs. A reconciliation of Annualized Adjusted EBITDA is included in the Appendix found at the end of this presentation. Adjusted Debt represents interest bearing debt (reported in accordance with GAAP) adjusted to exclude unamortized debt discount/premium, deferred financing costs, cash and cash equivalents and cash reserves on deposit with lenders as additional security. By excluding these amounts, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. We believe this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. A reconciliation of interest bearing debt (reported in accordance with GAAP) to Adjusted Debt is included in the Appendix found at the end of this presentation. Adjusted Debt to Annualized Adjusted EBITDA is a supplemental non-GAAP financial measure we use to evaluate the level of borrowed capital being used to increase the potential return of our real estate investments and a proxy for a measure we believe is used by many lenders and ratings agencies to evaluate our ability to repay and service our debt obligations over time. We believe this ratio is a beneficial disclosure to investors as a supplemental means of evaluating our ability to meet obligations senior to those of our equity holders. Our computation of this ratio may differ from the methodology used by other equity REITs and, therefore, may not be comparable to such other REITs. Annualized Cash Rents represents the annualized monthly Contractual Rent, less any rent reserved for, multiplied by twelve. Capitalization Rate represents the Annualized Cash Rents on the date of a property disposition divided by the gross sales price. For Multi-Tenant properties, non-reimbursable property costs are deducted from the Annualized Cash Rents prior to computing the disposition Capitalization Rate. CMBS are those notes secured by commercial real estate and rents therefrom under which certain indirect wholly-owned special purpose entity subsidiaries of the Company are the borrowers. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC. Contractual Rent represents monthly contractual cash rent and earned income from direct financing leases, excluding percentage rents, from our Owned Properties recognized during the final month of the reporting period, adjusted to exclude amounts received from properties sold during that period and adjusted to include a full month of contractual rent for properties acquired during that period. We use Contractual Rent when calculating certain metrics that are useful to evaluate portfolio credit, asset type, industry and geographic diversity and to manage risk. Convertible Notes are the $402.5 million convertible notes of the Company due in 2019 and the $345.0 million convertible notes of the Company due in 2021, together. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC. Economic Yield is calculated by dividing the contractual cash rent, including fixed rent escalations and/or cash increases determined by CPI (increases calculated using a month to month historical CPI index) by the initial lease term, expressed as a percentage of the Gross Investment.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2017 Q3 2017 REPORTING DEFINITIONS AND EXPLANATIONS 26 Enterprise Value represents Total Market Capitalization less cash and cash equivalents and reserves on deposit with lenders as of the date indicated. Equity Market Capitalization is calculated by multiplying the number of shares outstanding by the closing share price of the Company’s common stock as of the date indicated. Fixed Charge Coverage Ratio (FCCR) is the ratio of Annualized Adjusted EBITDA to Annualized Fixed Charges, a ratio derived from non-GAAP measures that we use to evaluate our liquidity and ability to obtain financing. Fixed charges consist of interest expense, reported in accordance with GAAP, less non-cash interest expense. Annualized Fixed Charges is calculated by multiplying fixed charges for the quarter by four. GAAP are the Generally Accepted Accounting Principles in the United States. Gross Investment represents the gross acquisition cost including the contracted purchase price and related capitalized transaction costs. Initial Cash Yield from properties is calculated by dividing the first twelve months of contractual cash rent (excluding any future rent escalations provided subsequently in the lease and percentage rent) by the Gross Investment in the related properties. Initial Cash Yield is a measure (expressed as a percentage) of the contractual cash rent expected to be earned on an acquired property in the first year. Because it excludes any future rent increases or additional rent that may be contractually provided for in the lease, as well as any other income or fees that may be earned from lease modifications or asset dispositions, Initial Cash Yield does not represent the annualized investment rate of return of our acquired properties. Additionally, actual contractual cash rent earned from the properties acquired may differ from the Initial Cash Yield based on other factors, including difficulties collecting anticipated rental revenues and unanticipated expenses at these properties that we cannot pass on to tenants, as well as the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2016. Lease Expiration is the end of the initial term under a lease and does not account for extension periods under the lease. Master Trust 2013 and Master Trust 2014 (collectively Master Trust Notes) are net-lease mortgage notes issued under the Spirit Master Funding Program and the securitization trusts established thereunder. Indirect special purpose entity subsidiaries of the Company are the borrowers. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC. Net Asset Value (NAV) We believe disclosing information frequently used in the calculation of NAV is useful to investors and because it enables and facilitates calculation of a metric frequently used by our management as one method to estimate the fair value of our business. The assessment of the fair value of our business is subjective in that it involves estimates and assumptions and can be calculated using various methods. Therefore, we have presented certain information regarding our financial and operating results, as well as our assets and liabilities that we believe are important in calculating our NAV, but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation of NAV. The components of NAV do not consider the potential changes in the value of assets, the collectability of rents or other receivable obligations, or the value associated with our operating platform.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2017 Q3 2017 REPORTING DEFINITIONS AND EXPLANATIONS 27 Net Book Value represents the Real Estate Investment value net of accumulated depreciation. Occupancy is calculated by dividing the number of economically yielding Owned Properties in the portfolio as of the measurement date by the number of total Owned Properties on said date. Owned Properties refers to properties owned fee- simple or ground leased by Company subsidiaries as lessee. Real Estate Investment represents the Gross Investment plus improvements less impairment charges. Revolving Credit Facility refers to the $800 million unsecured credit facility which matures on March 31, 2019. The Revolving Credit Facility includes sublimits for swingline loans and letter of credit issuances. Swingline loans and letters of credit reduce availability under the Revolving Credit Facility.  The ability to borrow under the Revolving Credit Facility is subject to the ongoing compliance with customary financial covenants. Senior Unsecured Notes refers to the $300 million aggregate principal amount of 4.450% senior unsecured notes due 2026. Tenant represents the legal entity ultimately responsible for obligations under the lease agreement or an affiliated entity. Other tenants may operate the same or similar business concept or brand. Term Loan refers to a $420.0 million unsecured term facility which includes an accordion feature which allows the facility to be increased to up to $600.0 million, subject to obtaining additional lender commitments. Borrowings may be repaid without premium or penalty, and may be re-borrowed within 30 days up to the then available loan commitment. Total Market Capitalization represents Equity Market Capitalization plus Total Debt as of the date indicated. Total Debt represents the sum of the principal balances outstanding on interest-bearing debt on the Company’s balance sheet as of the date indicated. Unencumbered Assets represents the assets in our portfolio that are not subject to mortgage indebtedness, which we use to evaluate our potential access to capital and in our management of financial risk. The asset value attributed to these assets is the Real Estate Investment. Unsecured Debt represents components of Total Debt that are not secured by liens, mortgages or deeds of trust on Company assets. Unit Level Rent Coverage is used as an indicator of individual asset profitability, as well as signaling the property’s importance to our tenants’ financial viability. We calculate this ratio by dividing our reporting tenants’ trailing 12-month EBITDAR (earnings before interest, tax, depreciation, amortization and rent) by annual contractual rent. Weighted Average Remaining Lease Term is calculated by dividing the sum product of (a) a stated revenue or sales price component and (b) the lease term for each lease by (c) the sum of the total revenue or sale price components for all leases within the sample. Weighted Average Stated Interest Rate is calculated by dividing the sum product of (a) coupon interest rate of each note and (b) the principal balance outstanding of each note by (c) the sum of the total principal balances outstanding for all notes in the sample.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2017 Q3 2017 Fixed Charge Coverage Ratio (FCCR) Q3 2017 Annualized Adjusted EBITDA $ 591,032 Interest expense 48,680 Less: Non-cash interest (5,810) Fixed charges $ 42,870 Annualized fixed charges $ 171,480 Fixed Charge Coverage Ratio 3.4x 28 Unencumbered Assets to Unsecured Debt Q3 2017 Unsecured debt: Revolving Credit Facility $ 386,000 Term Loan 420,000 Senior Unsecured Notes 300,000 Convertible Notes 747,500 Total Unsecured Debt $ 1,853,500 Unencumbered Assets $ 4,875,982 Unencumbered Assets / Unsecured Debt 2.6x NON-GAAP RECONCILIATIONS $ in thousands Notice Regarding Non-GAAP Financial Measures In addition to U.S. GAAP financial measures, this presentation contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in this Appendix if the reconciliation is not presented on the page in which the measure is published. Adjusted Debt, Adjusted EBITDA, Annualized Adjusted EBITDA Q3 2017 Revolving Credit Facility $386,000 Term Loan, net 419,091 Senior Unsecured Notes, net 295,242 Mortgages and notes payable, net 2,050,302 Convertible Notes, net 712,510 Total debt, net 3,863,145 Add / (less): Unamortized debt discount, net 43,327 Unamortized deferred financing costs 31,013 Cash and cash equivalents (11,947) Restricted cash balances held for the benefit of lenders (96,344) Total adjustments (33,951) Adjusted Debt $3,829,194 Net income attributable to common stockholders $5,322 Add / (less): Interest 48,680 Depreciation and amortization 63,673 Income tax expense (11) Total adjustments 112,342 EBITDA 117,664 Add / (less): Transaction costs 2,660 Real estate acquisition costs 196 Impairments on real estate assets 37,737 Realized gain on sales of real estate assets (8,707) Gain on debt extinguishment (1,792) Total Adjustments 30,094 Adjusted EBITDA $147,758 Annualized Adjusted EBITDA $591,032 Adjusted Debt / Annualized Adjusted EBITDA 6.5x Adjusted Debt / Annualized Adjusted EBITDA excluding severance costs (1) Enterprise value $7,736,257 Adjusted Debt / Enterprise Value 49.5%

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2017 Q3 2017 FORWARD-LOOKING STATEMENTS AND RISK FACTORS 29 The information in this supplemental report should be read in conjunction with the accompanying earnings press release, as well as the Company's Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other information filed with the Securities and Exchange Commission. This supplemental report is not incorporated into such filings. This document is not an offer to sell or a solicitation to buy securities of Spirit Realty Capital, Inc. Any offer or solicitation shall be made only by means of a prospectus approved for that purpose. Forward-Looking and Cautionary Statements This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” "will," “estimate,” “project,” “intend,” “believe,” “guidance,” and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, Spirit’s continued ability to source new investments, risks associated with using debt and equity financing to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of our common stock, and conditions of the equity and debt capital markets, generally), unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities, general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition and operating performance, and competition from other developers, owners and operators of real estate), the financial performance of our retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers, potential fluctuations in the consumer price index, risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, risks and uncertainties related to the completion and timing of Spirit's proposed spin-off of properties leased to Shopko and assets that collateralize Master Trust 2014 and the impact of the spin-off on Spirit's business, and other additional risks discussed in Spirit’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.